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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                WEST CORPORATION

                                      INTO

                          WEST TELESERVICES CORPORATION

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                         Pursuant to Section 253 of the

                General Corporation Law of the State of Delaware

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          West TeleServices Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: The Corporation owns all of the outstanding shares of capital stock of West Corporation, a corporation organized and existing under the laws of the State of Delaware.

          SECOND: That the Corporation, by the following resolutions duly adopted by its Board of Directors unanimous written consent on the 29th day of December, 2000, determined to merge with and into itself said West Corporation upon the terms and conditions therein set forth:

          RESOLVED, that the Corporation merge with and into itself, pursuant to
          Section 253(a) of the General Corporation Law of the State of Delaware, West Corporation, a corporation organized and existing under the laws of the State of Delaware, with the Corporation being the surviving corporation in such merger (the "Merger"); and further


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          RESOLVED, that the Merger be effective upon filing of the related
          Certificate of Ownership and Merger with the Secretary of State of Delaware; and further

          RESOLVED, that upon the effectiveness of the Merger, the Corporation assumes all of the liabilities and obligations of West Corporation, and further

          RESOLVED, that upon the effectiveness of the Merger, the name of the Corporation be changed to "West Corporation" pursuant to Section 253(b) of the General Corporation Law of the State of Delaware and
          Article I of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirely as follows:

                                    Article I

          The name of the Corporation (the "Corporation") is: West Corporation.

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          IN WITNESS WHEREOF, said West TeleServices Corporation has caused this certificate to be signed by Thomas B. Barker, its President and Chief Executive Officer, and attested by Mary E. West, its Secretary, this 29th day of December, 2000.

                                      WEST TELESERVICES CORPORATION


                                      By: /s/ Thomas B. Barker
                                          --------------------
                                          Name:   Thomas B. Barker
                                          Title:  President and Chief Executive
                                                  Officer

Attest:


/s/ Mary E. West
----------------
Name: Mary E. West
Title:   Secretary

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